UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2015 (June 6, 2015)

Coty Inc.

(Exact Name of Registrant as Specified in its Charter)

DE	001-35964	13-3823358
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

350 Fifth Avenue New York, NY	10118
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 389-7300

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On June 6, 2015, the Board of Directors of Coty Inc. (the “Company”) appointed Mr. Paul S. Michaels as a member of the Board of Directors, with a term expiring upon the Company’s next annual stockholders’ meeting. No decision has been made with respect to the naming of Mr. Michaels to the committees of the Board of Directors. There is no arrangement or understanding between Mr. Michaels and any other persons pursuant to which Mr. Michaels was appointed as a director. There are no related party transactions between the Company and Mr. Michaels, and as of the date hereof Mr. Michaels does not own any shares of the Company’s common stock. Mr. Michaels will participate in the compensation arrangements for non-employee directors as described in the Company’s Proxy Statement, filed with the Securities and Exchange Commission on October 6, 2014. A copy of the press release announcing the appointment of Mr. Michaels is hereby incorporated by reference and attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits:

Exhibit No.	Description
99.1	Press release regarding the appointment of Paul S. Michaels as director, dated June 8, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Coty Inc.
(Registrant)

Date: June 8, 2015	By:	/s/ Jules P. Kaufman
Jules P. Kaufman
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release regarding the appointment of Paul S. Michaels as director, dated June 8, 2015